Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2009, relating to the consolidated financial statements and financial statement schedule of Manpower Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Manpower Inc. for the year ended December 31, 2008.

Milwaukee, WI
September 4, 2009